UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2007

ACTEL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-21970	77-0097724
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2061 Stierlin Court, Mountain View, California		94043-4655
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-318-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, a Special Committee of the Board of Directors of Actel Corporation ("Actel" or "the Company"), composed of independent directors and assisted by independent counsel, was appointed on September 22, 2006, to review the Company’s historical stock option grant practices and related accounting. On January 18, 2007, Actel’s management concluded that shareholders and other investors should no longer rely on the Company’s financial statements and the related reports or interim reviews of Actel’s independent registered public accounting firm and all earnings press releases and similar communications issued by the Company for fiscal periods commencing on or after January 1, 1996. On January 30, 2007, the Special Committee presented its preliminary findings to the Board of Directors. The preliminary findings were described in a Current Report on Form 8-K filed by Actel on February 1, 2007. On March 9, 2007, the Special Committee delivered its final report to the Board of Directors.

Working with its independent registered public accounting firm, the Company is evaluating corrections to measurement dates and other related accounting issues and is quantifying the financial and tax impact of those inaccuracies and corrections. In lieu of amending its prior filings with the Securities and Exchange Commission ("SEC") to restate financial statements, Actel intends to include in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 ("Form 10-K"), the comprehensive disclosure outlined in guidance posted by the SEC Chief Accountant’s Office on January 16, 2007.

As also previously disclosed, the Company has received notices from The Nasdaq Stock Market ("Nasdaq") of Staff determinations that Actel is not in compliance with the requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), under which listed companies must file with the SEC all required reports, and Rules 4350(e) and 4350(g), under which companies must hold an annual meeting of shareholders, solicit proxies, and provide proxy statements to Nasdaq. On February 16, 2007, a Nasdaq Listing Qualifications Panel ("Panel") granted Actel’s request for continued listing. On May 18, 2007, the Panel determined to delist the Company’s securities, but stayed the delisting pending further action by the Nasdaq Listing and Hearing Review Council ("Listing Council"). On April 2, 2007, the Listing Council stayed the Panel’s decision pending a review by the Listing Council. On August 23, 2007, the Listing Counsel granted the Company an extension until October 22, 2007, to demonstrate compliance with all continued listing requirements. On October 17, 2007, the Nasdaq Board of Directors (the "Nasdaq Board") called for review the August 23, 2007, decision of the Listing Council, and stayed the suspension of Actel’s securities from trading, pending further consideration by the Nasdaq Board. On November 9, 2007, the Nasdaq Board granted the Company an extension until January 9, 2008, to file all delinquent periodic reports necessary to regain compliance with the filing requirement contained in Rule 4310(c)(14).

On November 13, 2007, Actel received notice from Nasdaq of an additional Staff determination that the Company is not in compliance with the requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). The most recent notice is a result of Actel’s failure to file with the SEC a Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007. The Company has also failed to file with the SEC a Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2007, a Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2007, the Form 10-K, and a Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2006.

Nasdaq Marketplace Rule 4310 requires Actel to make a public announcement that discloses its receipt of the notice and the Nasdaq rules upon which it is based. The full text of the press release intended to satisfy the public announcement requirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number Description

99.1 Press release dated November 19, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION

November 19, 2007	By:	Jon A. Anderson

Name: Jon A. Anderson
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 19, 2007